Exhibit 10.22

SUB-SUBLEASE

of

PREMISES LOCATED ON 10TH FLOOR

ONE MEMORIAL DRIVE

CAMBRIDGE, MASSACHUSETTS

by

ONE MEMORIAL DRIVE SUBLEASE LLC

as Landlord

to

ARTISOFT, INC., d/b/a

VERTICAL COMMUNICATIONS, INC.

as Tenant

Dated as of August 31, 2005

SUB-SUBLEASE

THIS SUBLEASE is made and entered into as of this 31st day of August, 2005 (“Execution Date”), by and between ONE MEMORIAL DRIVE SUBLEASE LLC, a Delaware limited liability company (“Landlord”) and ARTISOFT, INC., d/b/a VERTICAL COMMUNICATIONS, INC. (“Tenant”), a Delaware corporation.

1. BASIC LEASE PROVISIONS.

A. Property Address: One Memorial Drive, Cambridge, Massachusetts 02142

B. Landlord’s Address (for notices): c/o its managing agent, Cushman & Wakefield, Inc., 125 Summer Street, Boston, MA 02110, Attn: Director of Asset Services, with a copy to: ONE MEMORIAL DRIVE SUBLEASE LLC, c/o GE Asset Management, 3003 Summer Street, Stamford, CT 06904 Attn: East Region Asset Manager.

C. Tenant’s Address (for notices): One Memorial Drive, 10th Floor, Cambridge, Massachusetts 02142.

D. Prime Landlord: EOP-One Memorial Drive, L.L.C., as successor to One Memorial Drive Limited Partnership (“Prime Landlord”).

E. Prime Landlord’s Address (for notices): Equity Office Properties, 150 Federal Street, 5th Floor, Boston, Massachusetts 02110

F. Prime Lease and all amendments thereto: Lease dated May 29, 1987, as amended by that certain First Amendment dated July 19, 1991, by that certain Second Amendment dated October 31, 1995, by that certain Third Amendment dated January 9, 1998 and by that certain Fourth Amendment dated January 5, 1999, copies of all of which are attached hereto as Exhibit B (collectively, the “Prime Lease”).

G. Sublessor: Babson Capital Management LLC as successor to David L. Babson & Co., Inc.

H. Sublessor’s Address: c/o Massachusetts Mutual Life Insurance Company, 1295 State Street, Springfield, Massachusetts 01111; Attn: Corporate Facilities: F336.

I. Sublease and relevant documentation: Sublease dated December 23, 2004 a copy of which is attached hereto as Exhibit C (the “Sublease”).

J. Sub-Sublease Term: From the Commencement Date through and including July 30, 2007.

K. Commencement Date: The date upon which the certificate of occupancy for the Premises shall have been obtained by Landlord and possession of the Premises shall have been delivered to Tenant, targeted to be September 1, 2005.

L. Rent Commencement Date: December 15, 2005

M. Expiration Date: July 30, 2007

N. Base Rent: at the rate of $396,307.00 per annum, i.e., $33,025.58 each month.

O. Payee of Base Rent: One Memorial Drive Sublease LLC.

P. Address for Payment of Base Rent:

If mailed to lockbox: Independence Wharf LLC
Cushman & Wakefield of MA, Inc., as Agent
P.O. Box 8500-1006
Philadelphia, PA 19178-1006

If by wire transfer:
Bank:	Wachovia Bank, Northern Virginia, VA
ABA#:	051400549
Account:	Independence Wharf, LLC, Cushman & Wakefield of MA, Inc., agent
Account #:	2000013849285

Q. Description of Premises: 21,422 rentable square feet located on the 10th Floor of the building located at One Memorial Drive, Cambridge, Massachusetts (the “Building”).

R. Tenant’s Use: Any uses permitted pursuant to the Prime Lease.

S. Broker: McCall & Almy and Cushman & Wakefield of Massachusetts.

2. SUBLEASE. Landlord represents and warrants to Tenant that: (a) Landlord is the tenant under the Sublease, (b) pursuant to the Sublease, Landlord leases from Sublessor the Premises, (c) the Premises are located within the Building, (d) the current term of the Prime Lease and the Sublease expire as of July 31, 2007, (e) the Sublease has not been amended or modified and Landlord is not, as of the Execution Date of this Sub-Sublease, in default of its obligations under the Sublease, Landlord has not received any notice that Landlord is or may be in default of its obligations under the Sublease, and to Landlord’s knowledge, Sublessor is not, as of the Execution Date of this Sublease, in default of its obligations under the Prime Lease.

3. SUB-SUBLEASE. Landlord, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of the Tenant to be performed, hereby subleases to the Tenant, and the Tenant accepts from the Landlord, certain space described in Section 1(Q) (the “Premises”) and located in the Building which is situated on and a part of the land (the “Land”) legally described in Exhibit A attached hereto and made a part hereof. Tenant acknowledges that the Premises subleased to Tenant hereunder consists of a portion of the premises leased by Prime Landlord to Sublessor pursuant to the terms of the Prime Lease and leased by Sublessor to Landlord pursuant to the terms of the Sublease.

4. GENERAL PROVISIONS REGARDING SUB-SUBLEASE. This Sub-Sublease and all the rights of parties hereunder are subject and subordinate to the Prime Lease and the Sublease. Each party agrees that it will not, by its act or omission to act, cause a default under the Prime

Lease or the Sublease. In furtherance of the foregoing, the parties hereby confirm, each to the other, that it is not practical in this Sub-Sublease agreement to enumerate all of the rights and obligations of the various parties under the Prime Lease and the Sublease and specifically to allocate those rights and obligations in this Sub-Sublease agreement. Accordingly, in order to afford to Tenant the benefits and obligations of this Sub-Sublease and of those provisions of the Prime Lease and Sublease which by their nature are intended to benefit the party in possession of the Premises, and in order to protect Landlord against a default beyond any applicable grace or cure period after notice by Tenant which might cause a default or event of default by Sublessor under the Prime Lease or Landlord under the Sublease:

A. Landlord shall pay, when and as due, all base rent, additional rent and other charges payable by Landlord to Sublessor under the Sublease.

B. Except as otherwise expressly provided herein, Landlord shall perform its covenants and obligations under the Sublease which are not otherwise to be performed hereunder by Tenant on behalf of Landlord, as expressly provided herein.

C. Except as otherwise expressly provided herein, Sublessor shall perform faithfully and be bound by all terms, conditions, provisions and agreements of Sublessor under the Prime Lease and shall refrain from performing any act which is prohibited by the negative covenants of the Prime Lease. Subject to the next following sentence, Sublessor shall indemnify, defend and hold Tenant and Landlord harmless from and against all loss, cost or damage arising from any breach by Sublessor of: (i) its obligations under this Section C, or (ii) its obligations as tenant under the Prime Lease. Notwithstanding anything to the contrary herein contained, Landlord shall not be responsible for the acts or omissions of Tenant, or Tenant’s agents, employees or contractors. With respect to any affirmative covenant of Sublessor under the Prime Lease which requires access to the Premises in order to enable Sublessor to perform such affirmative covenant, Sublessor shall have access to the Premises to the extent necessary to perform such covenant, provided however, that Sublessor gives Tenant reasonable prior advance notice, at least twenty-four hours prior to any such entry, except that no prior notice shall be required in an emergency threatening life or property.

D. Tenant shall refrain from performing any act which is prohibited by the negative covenants of the Landlord under the Sublease, or of the Sublessor under the Prime Lease whether set forth in the Prime Lease or Sublease or in any rules and regulations promulgated by Prime Landlord pursuant to the provisions of the Prime Lease, including, without limitation, those negative covenants set forth in Exhibit F attached to the Prime Lease. Tenant shall indemnify, defend and hold Landlord and Sublessor harmless from and against all loss, cost or damage arising from any breach by Tenant of its obligations under this Section D. Notwithstanding anything to the contrary herein contained, Tenant shall not be responsible for the acts or negligent omissions of Landlord or Sublessor, or their agents, employees or contractors. Landlord shall have the right to enter the Premises to cure any default beyond any applicable grace or cure period after notice by Tenant under this Section, provided however, that Landlord gives Tenant reasonable prior advance notice, given at least twenty-four hours prior to any such entry, except that no prior notice shall be required in an emergency threatening life or property.

E. Tenant shall provide estoppel certificates and subordination agreements, when requested by Prime Landlord, Sublessor or Landlord pursuant to the provisions of the Prime Lease or the Sublease.

F. During the term of this Sub-Sublease, Landlord shall not enter into an amendment to or modification of the Sublease which is likely to have a material, adverse effect on Tenant or its use or enjoyment of the Premises, unless in each case Landlord shall first obtain Tenant’s prior approval thereof, which shall not be unreasonably withheld, conditioned or delayed.

G. Landlord hereby grants to Tenant the right to receive all of the services and benefits with respect to the Premises which are to be provided by Prime Landlord under the Prime Lease and are, in turn, to be provided by Sublessor under the Sublease. Landlord shall have no duty to perform any obligations of Prime Landlord or Sublessor. For example, Landlord shall not be required to provide the services or repairs which the Prime Landlord is required to provide under the Prime Lease. Landlord shall have no responsibility for or be liable to Tenant for any default, failure or delay on the part of Prime Landlord in the performance or observance by Prime Landlord of any of its obligations under the Prime Lease, nor shall such default by Prime Landlord affect this Sub-Sublease or waive or defer the performance of any of Tenant’s obligations hereunder except to the extent that such default by Prime Landlord excuses performance by Landlord, under the Sublease. Notwithstanding the foregoing, the parties contemplate that Prime Landlord shall, in fact, perform its obligations under the Prime Lease and in the event of any default or failure of such performance by Prime Landlord, Landlord agrees that it will, upon notice from Tenant, make demand upon Sublessor to make demand upon Prime Landlord to perform its obligations under the Prime Lease, and Landlord will take appropriate legal action to enforce the Sublease.

H. Tenant shall have the right to use twenty-one of the parking spaces allocated to Sublessor under the Prime Lease in accordance with the terms and provisions of the Prime Lease and Tenant shall comply with each and every provision of the Prime Lease relating to such parking spaces including the obligation to pay therefor. Current parking charges are $200 per month per space.

I. Subject to and in accordance with the provisions of the Prime Lease, Tenant shall have the right to be listed in the Building’s directory in the elevator lobby and to install and maintain signage in the elevator lobby on the 10th floor of the Building provided that all consents of Prime Landlord shall have first been obtained and provided further that Tenant shall comply with each and every provision of the Prime Lease relating to any such signage.

J. Notwithstanding the foregoing, Tenant shall have no obligation to (i) perform any obligation of Landlord under the Sublease which arose prior to the Commencement Date and Landlord failed to perform, (ii) repair any damage to the Premises caused by Landlord or Sublessor, (iii) remove any alterations or additions installed within the Premises by Landlord or Sublessor, (iv) indemnify Landlord, Sublessor or Prime Landlord with respect to any negligence or willful misconduct of Landlord or Sublessor, or their agents, invitees, employees or contractors or other subtenants of the Building other than Tenant, or (v) discharge any liens on the Premises or the Building which arise out of any work performed, or claimed to e performed, by or at the direction of Landlord or Sublessor.

5. TERM. The term of this Sublease (hereinafter “Term”) shall commence on the Commencement Date specified in Section 1(K). The Term shall expire on the date (“Expiration Date”) specified in Section 1(M), unless sooner terminated as otherwise provided elsewhere in this Sublease.

6. POSSESSION. Landlord agrees to deliver possession of the Premises on or before the date specified in Section 1(H) in their condition as of the execution and delivery hereof, reasonable wear and tear excepted; that is to say, AS IS. Notwithstanding the foregoing, prior to the Commencement Date, Landlord will, at no cost or expense to Tenant, use all reasonable efforts to enclose the existing interconnecting staircase between the Premises and the eleventh floor, and shall deliver the Premises to Tenant free and clear of all tenants and occupants. If Landlord is unable to deliver the Premises to Tenant free and clear of all tenants and occupants and otherwise in the condition required herein on or before September 9, 2005, through no fault of the Tenant, the Rent Commencement Date will be postponed on a day for day basis until Landlord actually delivers possession of the Premises to Tenant as required by this Sub-Sublease.

7. TENANT’S USE. The Premises shall not be used or for any use other than the Tenant’s Use set forth in Section 1(R) and for no other purpose or purposes.

8. RENT. Beginning on the Rent Commencement Date, Tenant agrees to pay the Base Rent set forth in Section 1(N) to the Payee specified in Section 1(O), at the address specified in Section 1(P), or to such other payee or at such other address as may be designated by notice in writing from Landlord to Tenant, without prior demand therefor and without any deduction whatsoever. Tenant’s covenant to pay Base Rent shall be independent of every other covenant in this Sublease. If Base Rent is not paid within three (3) days of the due date, Tenant shall pay to Landlord from the due date thereof until received by Landlord, an amount equal to the product of three (3) percentage points over the so-called prime rate then currently from time to time charged to its most favored corporate customers by Bank of America (or its successor), or at any applicable lesser maximum legally permissible rate for debts of this nature times the delinquent payment.

9. TENANT’S OBLIGATIONS.

A. To the extent separately metered by the applicable utility company, Tenant shall pay directly to such utility all charges for any such utility services for the Premises as and when the same shall become due, and if not so separately metered by the applicable utility company, Tenant shall pay its pro rata share of all charges for such utility services reasonably estimated by Landlord as apportionable to the Premises.

B. Tenant shall be responsible for, and shall pay, all maintenance, repairs and replacements as to the Premises and its equipment (including the personal property, trade fixtures or business equipment of Tenant or any sub-subtenant, or anyone claiming by, through or under any such permitted sub-subtenants), to the extent Sublessor is obligated to perform the same under the

Prime Lease. Tenant shall also be responsible for any costs of maintenance, repairs and replacements which are required as a result of any particular use or manner of use of the Premises by Tenant or any sub-subtenant.

C. Tenant shall have twenty-four hour three hundred sixty-five day access to the Premises subject to the provisions of the Prime Lease. Tenant agrees, notwithstanding any provision of this Sublease to the contrary, to pay to Sublessor any amounts on account of taxes, operating expenses, common area maintenance charges or other expenses billed to Sublessor by Prime Landlord in connection with the Premises, recognizing that (i) the Premises comprise 45% of the premises demised by the Prime Lease and that (ii) in determining operating expenses pursuant to Article 4 of the Prime Lease, Tenant shall only be required to pay its proportionate share of the amount by which such operating expenses exceed operating expenses incurred during calendar year 2006, and that (iii) in determining real estate taxes pursuant to Article 4 of the Prime Lease, Tenant shall only be required to pay its proportionate share of the amount by which such taxes exceed such taxes during fiscal year 2006 (i.e., July 1, 2005 through June 30, 2006).

10. QUIET ENJOYMENT. Landlord represents that it has full power and authority to enter into this Sub-Sublease, subject to obtaining consent of the Sublessor and the Prime Landlord. So long as Tenant is not in default beyond any applicable grace or cure period after notice in the performance of its covenants and agreements in this Sub-Sublease, this Sub-Sublease is in full force and effect, Tenant’s quiet and peaceable enjoyment of the Premises shall not be disturbed or interfered with by Landlord, or by any person claiming by, through or under Landlord. Landlord agrees not to enter into any agreement voluntarily to terminate the sublease prior to the expiration of the term thereof; except as otherwise set forth in Article 15, hereinbelow. Sublessor agrees not to enter into any agreement voluntarily to terminate the Prime Lease prior to the expiration of the term thereof except as otherwise set forth in Article 15 hereinbelow.

11. TENANT’S INSURANCE.

A. Tenant shall procure and maintain, at its own cost and expense, such liability insurance as is required to be carried by Landlord under the Sublease or by Sublessor under the Prime Lease, naming such Tenant, Landlord, Sublessor, as well as Prime Landlord, in the manner required therein, and such property insurance as is required to be carried by Sublessor under the Prime Lease to the extent such property insurance pertains to the property of Tenant or the personal property of Tenant. If the Prime Lease requires Sublessor to insure leasehold improvements or alterations, then Tenant shall insure such leasehold improvements which are located in the Premises, including any leasehold improvements or alterations made by Tenant, (leasehold improvements made by Tenant or any sub-subtenant being collectively hereinafter referred to as “Tenant Alterations”).

B. Tenant shall furnish to Prime Landlord, to Sublessor and to Landlord a copy of a certificate of Tenant’s insurance required hereunder prior to the Commencement Date.

C. Each party hereby waives claims against the other for property damage provided such waiver shall not invalidate the waiving party’s property insurance; each party shall attempt to obtain from its insurance carrier a waiver of its right of subrogation. Tenant hereby waives claims against Prime Landlord, Sublessor and Landlord for property damage to the Premises or its contents if and to the extent that Sublessor waives such claims against Prime Landlord under the Prime Lease and Landlord waives such claims under the Sublease. Tenant agrees to obtain, for the benefit of Sublessor, Prime Landlord and Landlord, such waivers of subrogation rights from its insurer as are required of Sublessor under the Prime Lease. Sublessor agrees to use reasonable efforts in good faith to obtain from Prime Landlord a waiver of claims for insurable property damage losses and an agreement from Prime Landlord to obtain a waiver of subrogation rights in Prime Landlord’s property insurance, if and to the extent that Prime Landlord waives such claims against Sublessor under the Prime Lease or is required under the Prime Lease to obtain such waiver of subrogation rights.

12. ASSIGNMENT OR SUBLETTING.

A. Except as may otherwise be set forth herein, Tenant shall not (i) assign, convey or mortgage this Sublease or any interest under it; (ii) allow any transfer thereof or any lien upon Tenant’s interest by operation of law; (iii) further sublet the Premises or any part thereof; or (iv) permit the occupancy of the Premises or any part thereof by anyone other than Tenant.

B. Notwithstanding the general prohibition set forth in Section 12(A), Tenant shall have the right to assign its interest in this Sublease and to sublease the Premises, or any portion thereof, provided that Tenant obtains Landlord’s prior written consent. Such consent by Landlord shall not be unreasonably withheld, conditioned, or delayed; provided however, that any such sublease or assignment shall also be subject to the provisions relating to subleasing and assignment as set forth in the Sublease and the Prime Lease, including, without limitation, the obligation to obtain Sublessor’s and Prime Landlord’s consent thereto.

C. Notwithstanding anything to the contrary contained herein, Landlord’s consent shall not be required (unless the consent of Prime Landlord is required) for a proposed assignment of this Sub-Sublease or subletting of the Premises to an entity (1) that controls, is controlled by or is under common control with Tenant, (2) that acquires all or substantially all of Tenant’s assets or stock or membership interest, or (3) that merges or consolidates with Tenant.

13. RULES. Landlord shall not be liable in any way for damage caused by the non-observance by any of the other tenants of such similar covenants in their leases or of such rules and regulations.

14. REPAIRS AND COMPLIANCE. Tenant shall promptly pay for the repairs set forth in Section 9(B) hereof and Tenant shall, at Tenant’s own expense, comply with all laws and ordinances, and all orders, rules and regulations of all governmental authorities and of all insurance bodies and their fire prevention engineers at any time in force, applicable to the Premises. Landlord represents and warrants that it has not received written notice from any governmental authority that the Premises is not in compliance with any applicable law.

15. FIRE OR CASUALTY OR EMINENT DOMAIN. In the event of a fire or other casualty affecting the Building or the Premises, or of a taking of all or a part of the Building or Premises under the power of eminent domain, neither Sublessor nor Landlord shall exercise any right which may have the effect of terminating the Sublease without first obtaining the prior written consent of Tenant which consent will not unreasonably be withheld, conditioned or delayed. In the event the Premises (or access thereto or systems serving the same) are subjected to a fire or other casualty or to a taking by eminent domain that interferes with the use and enjoyment by Tenant of a material portion of the Premises, Tenant shall be entitled to an equitable adjustment of Base Rent and additional rent until tenantable occupancy is restored. At any time that such interference has not been remedied and tenantable occupancy restored after one hundred eighty (180) days from the date such interference was first experienced, Tenant may, by notice to Landlord, terminate this Sub-Sublease, and this shall be Tenant’s sole remedy at law or in equity on account of such failure.

16. ALTERATIONS AND SURRENDER. Without limiting the generality of Section 4 hereof, Tenant agrees to comply with Section 3.2 of the Prime Lease in connection with any proposed Tenant Alterations to the Premises and Section 6.1.2 of the Prime Lease in connection with the surrender of the Premises upon expiration of the term of this Sublease so far as the same relates to Tenant Alterations. Both of such provisions are incorporated herein by reference, with the provisions of such Section binding upon both parties as and to the same extent as they are binding upon Sublessor pursuant to the terms of the Prime Lease and Landlord pursuant to the terms of the Sublease. Where Section 3.2 of the Prime Lease requires the Prime Landlord’s consent to any alterations to the Premises, Tenant shall be obligated to obtain the consent of all of Prime Landlord, Sublessor and Landlord, such consent by Sublessor and Landlord not to be unreasonably withheld, conditioned or delayed. Sublessor grants Tenant the right to use, without additional charge during the term of this Sub-Sublease, those items of personal property identified on Exhibit E attached hereto and made a part hereof (the “Furniture”), together with the existing network wiring/equipment and fixtures located in the Premises as of the Rent Commencement Date. The Furniture will, at no additional charge, become the property of Tenant at the end of the Sub-Sublease Term, provided that there is not then, and shall not have theretofore been, an Event of Default by Tenant under this Sub-Sublease.

17. ENCUMBERING TITLE. Tenant shall not do any act which shall in any way encumber the title of Prime Landlord in and to the Building or the Land, nor shall the interest or estate of Prime Landlord or Landlord be in any way subject to any claim by way of lien or encumbrance, whether by operation of law by virtue of any express or implied contract by Tenant, or by reason of any other act or omission of Tenant. Any claim to, or lien upon, the Premises, the Building or the Land arising from any act or omission of Tenant shall accrue only against the sub-subleasehold estate of Tenant and shall be subject and subordinate to the paramount title and rights of Prime Landlord in and to the Building and the Land and the interest of Landlord in the premises leased pursuant to the Prime Lease. Without limiting the generality of the foregoing, Tenant shall not permit the Premises, the Building or the Land to become subject to any mechanics’, laborers’ or materialmen’s lien on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Premises by, or at the direction or sufferance of, Tenant, provided, however, that if so permitted under the Prime Lease, Tenant shall have the right to contest in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Tenant shall give to Prime Landlord, Sublessor and Landlord such security as may be deemed satisfactory to them to assure payment thereof and to prevent any sale, foreclosure, or forfeiture of the Premises, the Building or the Land by reason of non-payment thereof, provided further, however, that on final determination of the lien or claim of lien, Tenant shall immediately pay any judgment rendered, with all proper costs and charges, and shall have the lien released and any judgment satisfied.

18. LANDLORD’S RESERVED RIGHTS. Landlord reserves the right, on reasonable prior notice, given at least twenty-four hours in advance, to inspect the Premises, or to exhibit the Premises to persons having a legitimate interest at any time during the Sublease term; provided however, that Landlord gives Tenant reasonable prior advance notice, given at least twenty-four hours in advance, of any such entry, except that no prior notice shall be required in an emergency threatening life or property.

19. DEFAULTS. Tenant further agrees that any one or more of the following events shall be considered Events of Default as said term is used herein, that is to say, if:

A. Tenant shall be adjudged an involuntary bankrupt, or a decree or order approving, as properly filed, a petition or answer filed against Tenant asking reorganization of Tenant under the Federal bankruptcy laws as now or hereafter amended, or under the laws of any State, shall be entered, and any such decree or judgment or order shall not have been vacated or stayed or set aside within sixty (60) days from the date of the entry or granting thereof; or

B. Tenant shall file, or admit the jurisdiction of the court and the material allegations contained in, any petition in bankruptcy, or any petition pursuant or purporting to be pursuant to the Federal bankruptcy laws now or hereafter amended, or Tenant shall institute any proceedings for relief of Tenant under any bankruptcy or insolvency laws or any laws relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangements, composition or extension; or

C. Tenant shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver for Tenant or any of the property of Tenant; or

D. Tenant shall admit in writing its inability to pay its debts as they become due; or

E. A decree or order appointing a receiver of the property of Tenant shall be made and such decree or order shall not have been vacated, stayed or set aside within sixty (60) days from the date of entry or granting thereof; or

F. Tenant shall default in any payment of Base Rent required to be made by Tenant hereunder when due as herein provided and such default shall continue for three (3) days after notice thereof to Tenant; or

G. Tenant shall default in any of the other covenants and agreements herein contained to be kept, observed and performed by Tenant, and such default shall continue for twenty (20) days after notice thereof in writing to Tenant, or such longer period as Tenant may reasonably require, provided that Tenant commences to cure such default within such twenty (20) day period and thereafter diligently prosecutes such cure to completion. Notwithstanding the foregoing, however, if any such default by Tenant creates an “Event of Default” by Sublessor under the Prime Lease, such default shall be deemed an immediate Event of Default under this Sublease.

20. REMEDIES. Upon the occurrence of any one or more Events of Default, Landlord may exercise any remedy against Tenant which Prime Landlord may exercise for an “Event of Default” by Sublessor under the Prime Lease.

21. SECURITY DEPOSIT.

(a) Tenant shall deliver to Landlord, on or before the date fourteen (14) days after Tenant executes and delivers this Sub-Sublease to Landlord, an Irrevocable Standby Letter of Credit (“Letter of Credit”) which shall be (1) in the form attached hereto as Exhibit D, (2) issued by a bank reasonably acceptable to Landlord with minimum assets of Ten Billion Dollars ($10,000,000,000.00), upon which presentment may be made in Boston, Massachusetts, (3) in an amount equal to Ninety-Nine Thousand Seventy Six and 74/100 Dollars ($99,076.74), and (4) for a term of one (1) year, subject to extension in accordance with the terms of the Letter of Credit. Tenant shall, on or before the date thirty (30) days prior to the expiration of the term of such Letter of Credit, deliver to Landlord a new Letter of Credit satisfying the foregoing conditions (“Substitute Letter of Credit”) in lieu of the Letter of Credit then being held by Landlord. Such Letter of Credit shall be automatically renewable in accordance with the last grammatical paragraph of Exhibit D; provided that, in such event, Tenant shall be required to deliver a Substitute Letter of Credit satisfying the conditions hereof, on or before the date thirty (30) days prior to the expiration of the term of such Letter of Credit, if the issuer of such Letter of Credit gives notice of its election not to renew such Letter of Credit for any additional period pursuant thereto. Tenant agrees that it shall from time to time, as necessary, whether as a result of a draw on the Letter of Credit by Landlord pursuant to the terms hereof or as a result of the expiration of the Letter of Credit then in effect, renew or replace the original and any subsequent Letter of Credit so that a Letter of Credit, in the amount required hereunder, is in effect until a date which is at least thirty (30) days after the Termination Date of the Sub-Sublease. If Tenant fails to furnish such renewal or replacement at least thirty (30) days prior to the stated expiration date of the Letter of Credit then held by Landlord, Landlord may draw upon such Letter of Credit and hold the proceeds thereof (and such proceeds need not be segregated) as a Security Deposit pursuant to the terms of this Article 21.

(b) In the event that Tenant is in default of its obligations under the Sub-Sublease, beyond the expiration of applicable notice and grace periods, then the Landlord shall have the right, at any time after such event, without giving any further notice to Tenant, to draw down from said Letter of Credit (Substitute Letter of Credit or Additional Letter of Credit, as defined below, as the case may be) (a) the amount necessary to cure such default or (b) if such default cannot reasonably be cured by the expenditure of money, to exercise all rights and remedies Landlord may have on account of such default, the amount which, in Landlord’s opinion, is necessary to satisfy Tenant’s Liability in account thereof. In the event of any such draw by the Landlord, Tenant shall, within five (5) business days of written demand therefor, deliver to Landlord an additional Letter of Credit satisfying the foregoing conditions (“Additional Letter of Credit”), except that the amount of such Additional Letter of Credit shall be the amount of such draw. In addition, in the event of a termination based upon the default of Tenant under the Sub-Sublease, or a rejection of the Sub-Sublease pursuant to the provisions of the Federal Bankruptcy Code, Landlord shall have the right to draw upon the Letter of Credit (from time to time, if necessary) to cover the full amount of damages and other amounts due from Tenant to Landlord under the Sub-Sublease. Any amounts so drawn shall, at Landlord’s election, be applied first to any unpaid rent and other charges which were due prior to the filing of the petition for protection under the Federal Bankruptcy Code. Tenant hereby covenants and agrees not to oppose, contest or otherwise interfere with any attempt by Landlord to draw down from said Letter of Credit including, without limitation, by commencing an action seeking to enjoin or restrain Landlord from drawing upon said Letter of Credit. Tenant also hereby expressly waives any right or claim it may have to seek such equitable relief. In addition to whatever other rights and remedies it may have against Tenant if Tenant breaches its obligations under this paragraph, Tenant hereby acknowledges that it shall be liable for any and all damages which Landlord may suffer as a result of any such breach.

(c) In the event that Tenant fails timely to deliver to Landlord a Substitute Letter of Credit, then the Landlord shall have the right, at any time after such event, without giving any further notice to Tenant or to Landlord, to draw down the Letter of Credit (or Substitute Letter of Credit and/or Additional Letter(s) of Credit) and to hold the proceeds thereof (“Security Proceeds”) in a segregated bank account in the name of the Landlord as security for Tenant’s obligations under the Sub-Sublease in accordance with the provisions of this Article 21.

(d) Upon request of Landlord or any (prospective) purchaser or mortgagee of the Building, Tenant shall, at its expense, cooperate with Landlord in obtaining an amendment to or replacement of any Letter of Credit which Landlord is then holding so that the amended or new Letter of Credit reflects the name of the new owner of the Building.

(e) To the extent that Landlord has not previously drawn upon any Letter of Credit, Substitute Letter of Credit, Additional Letter of Credit or Security Proceeds (collectively “Collateral”) held by the Landlord, and to the extent that Tenant is not otherwise in default of its obligations under the Sub-Sublease as of the termination date of the Sub-Sublease, Landlord shall return such Collateral to Tenant on the termination of the term of the Sub-Sublease.

(f) In no event shall the proceeds of any Letter of Credit be deemed to be a prepayment of rent nor shall it be considered as a measure of liquidated damages.

22. NOTICES AND CONSENTS. All notices, demands, requests, consents or approvals which may or are required to be given by either party to the other shall be in writing and shall be deemed given when received or refused if sent by United States registered or certified mail, postage prepaid, return receipt requested or if sent by overnight commercial courier service (a) if to Tenant, addressed to Tenant at the address specified in Section 1(B) or at such other place as Tenant may from time to time designate by notice in writing to Landlord or (b) if for Landlord, addressed to Landlord at the address specified in Section 1(C) or at such other place as Landlord may from time to time designate by notice in writing to Tenant. Each party agrees promptly to deliver a copy of each notice, demand, request, consent or approval from such party to Prime Landlord and Sublessor and promptly to deliver to the other party a copy of any notice, demand, request, consent or approval received from Prime Landlord or Sublessor. Such copies shall be delivered by overnight commercial courier.

23. ADDITIONAL SERVICES. Landlord agrees that it will, upon notice from Tenant, make demand upon Sublessor to make demand upon Prime Landlord to provide services required by

Tenant in addition to those otherwise required to be provided by Prime Landlord under the Prime Lease. Tenant shall pay Prime Landlord’s charge for such services promptly after having been billed therefor by Prime Landlord, by Sublessor or by Landlord.

24. PRIME LANDLORD’S CONSENT.

A. This Sub-Sublease and the obligations of the parties hereunder are expressly conditioned upon Prime Landlord, Sublessor, Landlord and Tenant executing and delivering a consent to this Sublease which is reasonably acceptable to Sublessor, Landlord and Tenant. Tenant shall promptly deliver to Landlord any information reasonably requested by Prime Landlord (in connection with Prime Landlord’s approval of this Sublease) with respect to the nature and operation of Tenant’s business and/or financial condition of Tenant. To the extent that Landlord has not already done so, upon execution of this Sub-Sublease by Tenant, Landlord will promptly apply to the Prime Landlord for the Consent and Landlord will promptly inform Tenant as to receipt of the Consent (if and when it is received) and deliver to Tenant a copy of the same. If the Consent is not received by September 7, 2005 (the “Sunset Date”), then from the Sunset Date, at the election of Tenant, exercised prior to the receipt of such consent, this Sub-Sublease will cease to have any further effect and the parties hereto will have no further obligations to each other with respect to this Sub-Sublease and any funds paid hereunder by Tenant shall be promptly refunded by Landlord.

B. Landlord shall have the exclusive right to initiate, coordinate, and control all discussions with Prime Landlord in obtaining Prime Landlord’s consent to this Sub-Sublease.

25. BROKERAGE. Each party warrants to the other that it has had no dealing with any broker or agent in connection with this Sub-Sublease other than Broker, and covenants to pay, hold harmless and indemnify the other party from and against any and all costs (including reasonable attorneys’ fees), expense or liability for any compensation, commissions and charges claimed by any other broker or other agent with respect to this Sublease or the negotiation thereof on behalf of such party. Landlord covenants and agrees that it shall pay any and all of the fees and commissions due to Broker arising from this Sublease transaction.

26. FORCE MAJEURE. Neither party (“Performing Party”) shall be deemed in default with respect to any of the terms, covenants and conditions of this Sublease on the part of the Performing Party to be performed, if the Performing Party’s failure to timely perform same is due in whole or in part to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, shortages, accidents, casualties, acts of God, acts caused directly by the other party or the agents, employees and invitees of the Performing Party or any other cause beyond the reasonable control of the Performing Party. In no event shall financial inability be deemed to be a cause beyond a party’s reasonable control. This Section shall not be applicable, however, if the Performing Party’s failure timely to perform creates a default by Sublessor under the Prime Lease or a default by Landlord under the Sublease.

27. GOVERNING LAW. This Sublease shall be governed by and construed and enforced in accordance with and subject to the laws of the Commonwealth of Massachusetts, without regard to its conflicts of laws principles.

28. CONSEQUENTIAL DAMAGES. Notwithstanding anything to the contrary contained herein, in no event shall either party be liable to the other party for consequential, incidental, or indirect damages, or the lost profits of the other party.

29. ATTORNEYS’ FEES. If either Landlord or Tenant shall bring any action or legal proceeding for an alleged breach of any provision of this Sub-Sublease, to recover Base Rent or additional rent, to terminate this Sub-Sublease or otherwise to enforce, protect or establish any term or covenant of this Sub-Sublease, the prevailing party shall be entitled to recover as a part of such action or proceeding, or in a separate action brought for that purpose, reasonable attorneys’ fees, court costs, and expert fees as may be fixed by the court.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have duly executed this Sublease as of the day and year first above written.

LANDLORD:

ONE MEMORIAL DRIVE SUBLEASE LLC

By:
Name:	Gary Andrews
Title:	Vice President

TENANT:

ARTISOFT, INC., d/b/a VERTICAL COMMUNICATIONS, INC.

By:
Name:
Title:

JOINDER BY SUBLESSOR

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor hereby joins in the execution of this Sub-Sublease in order to evidence Sublessor’s (i) consent to the terms and provisions hereof and the execution hereof and performance of the provisions hereof by Landlord and Tenant and (ii) agreement to perform the obligations contained in Sections 4C. and 11C. hereof to be performed by Sublessor.

BABSON CAPITAL MANAGEMENT LLC

By:
Name:
Title:
Hereunto duly authorized

CONSENT BY GUARANTOR

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Massachusetts Mutual Life Insurance Company joins in the execution hereof to evidence the fact that its guaranty of the Sublease shall be unimpaired and unaffected hereby.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:
Name:
Title:
Hereunto duly authorized

EXHIBIT A

LEGAL DESCRIPTION OF LAND

EXHIBIT B

PRIME LEASE

EXHIBIT C

SUBLEASE

EXHIBIT D

FORM OF LETTER OF CREDIT

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT IN YOUR FAVOR FOR THE ACCOUNT OF VERTICAL COMMUNICATIONS, INC. UP TO AN AGGREGATE AMOUNT NOT TO EXCEED                                          U.S. DOLLARS (US$                    ). FUNDS UNDER THIS LETTER OF CREDIT ARE AVAILABLE BY YOUR SIGHT DRAFT(S) DRAWN ON                                              , AND ACCOMPANIED BY THE FOLLOWING:

YOUR STATEMENT, SIGNED BY A PURPORTEDLY AUTHORIZED OFFICER/OFFICIAL CERTIFYING THAT THE BENEFICIARY IS ENTITLED TO DRAW UPON THIS LETTER OF CREDIT (IN THE AMOUNT OF THE DRAFT SUBMITTED HEREWITH) PURSUANT TO THE LEASE (THE “LEASE”), DATED                                          BY AND BETWEEN ONE MEMORIAL DRIVE SUBLEASE, LLC, AS LANDLORD, AND VERTICAL COMMUNICATIONS, INC., AS TENANT.

DRAFT(S) MUST INDICATE NAME OF ISSUING BANK AND CREDIT NUMBER AND MUST BE PRESENTED AT THIS OFFICE.

YOU SHALL HAVE THE RIGHT TO MAKE PARTIAL DRAWS AGAINST THIS LETTER OF CREDIT, FROM TIME TO TIME.

THE ORIGINAL OF THIS LETTER OF CREDIT IS REQUIRED TO BE PRESENTED WITH ALL DRAWINGS SO THAT THE PROPER ENDORSEMENT MAY BE MADE ON THE REVERSE.

THIS LETTER OF CREDIT IS TRANSFERABLE AND MAY BE TRANSFERRED SUCCESSIVELY, IN ITS ENTIRETY ONLY. IN THE EVENT OF A TRANSFER, WE RESERVE THE RIGHT TO REQUIRE REASONABLE EVIDENCE OF SUCH TRANSFER AS A CONDITION TO ANY DRAW HEREUNDER. ANY SUCH TRANSFER IS TO BE EFFECTIVE AT OUR COUNTERS AND IS CONTINGENT UPON:

A. THE SATISFACTORY COMPLETION OF OUR TRANSFER FORM ATTACHED HERETO; AND THE RETURN OF THIS ORIGINAL LETTER OF CREDIT AND ALL AMENDMENT(S) THERETO.

THIS LETTER OF CREDIT SHALL EXPIRE AT OUR OFFICE ON                     , 2006 (THE “STATED EXPIRATION DATE”). IT IS A CONDITION OF THIS LETTER OF CREDIT THAT THE STATED EXPIRATION DATE SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR SUCCESSIVE ONE (1) YEAR PERIODS EACH FROM SUCH STATED EXPIRATION DATE, UNLESS AT LEAST FORTY FIVE (45) DAYS PRIOR TO SUCH STATED EXPIRATION DATE, OR ANY ANNIVERSARY THEREOF, WE SHALL NOTIFY YOU IN WRITING AT THE ABOVE ADDRESS, BY REGISTERED MAIL (RETURN RECEIPT) OR OVERNIGHT COURIER SERVICE THAT WE ELECT NOT TO CONSIDER THIS LETTER OF CREDIT EXTENDED FOR ANY SUCH ADDITIONAL ONE (1) PERIOD. IN ADDITION TO THE FOREGOING, WE UNDERSTAND AND AGREE THAT YOU SHALL BE ENTITLED TO DRAW UPON THIS LETTER OF CREDIT AS SET FORTH ABOVE IN THE EVENT THAT WE ELECT NOT TO RENEW THIS LETTER OF CREDIT AND, IN ADDITION, YOU PROVIDE US WITH A DATED STATEMENT PURPORTEDLY SIGNED BY BENEFICIARY’S OFFICERS, OR AUTHORIZED SIGNATORY, STATING THAT THE APPLICANT HAS FAILED TO PROVIDE YOU WITH AN ACCEPTABLE SUBSTITUTE IRREVOCABLE STANDBY LETTER OF CREDIT IN ACCORDANCE WITH THE TERMS OF THE ABOVE-REFERENCED LEASE.

WE EXPRESSLY AGREE AND ACKNOWLEDGE THAT WE SHALL NOT REFUSE TO PAY ON ANY COMPLIANT DRAWING PERMITTED UNDER THIS LETTER OF CREDIT IN THE EVENT THAT THE APPLICANT OPPOSES, CONTESTS OR OTHERWISE ATTEMPTS TO INTERFERE WITH ANY ATTEMPT BY THE LANDLORD TO DRAW DOWN FROM SAID LETTER OF CREDIT.

EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, THIS LETTER OF CREDIT IS SUBJECT TO THE “UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION) INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500.”

DRAFT LANGUAGE APPROVED BY:

AUTHORIZED SIGNATURE	DRAFT

EXHIBIT E

FURNITURE

REQUEST FOR TRANSFER

DATE:

RE:                      STANDBY LETTER OF CREDIT NUMBER LC-

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(STREET ADDRESS)

(CITY, STATE, COUNTRY)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT IN ITS ENTIRETY.

PLEASE ADVISE THE TRANSFERRED LETTER OF CREDIT THROUGH, (IF APPLICABLE):

(ADVISING BANK)

(STREET ADDRESS)

(CITY, STATE, COUNTRY)

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE AND THE TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS TO ANY AMENDMENTS WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL LETTER OF CREDIT IS RETURNED HEREWITH TOGETHER WITH ANY AND ALL AMENDMENTS, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE OF THE LETTER OF CREDIT AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

PLEASE ENCLOSE TRANSFER FEE.

VERY TRULY YOURS,			SIGNATURE AUTHENTICATED
( BANK’S SEAL REQUIRED)

FOR
(BENEFICIARY CO’S NAME)

BY
(BENEFICIARY’S BANK)

BY
(AUTHORIZED SIGNATURE)